Exhibit 21

TETRA Technologies, Inc.
List of Subsidiaries or Other Related Entities
December 31, 2011

Compressco, Inc.
Compressco Field Services, Inc.
Compressco Partners GP Inc.
Compressco Partners, L.P. (1)
Compressco Partners Sub, Inc.
Compressco Partners Operating, LLC
Compressco Australia Pty Ltd.
Compressco Field Services International, LLC
Compressco de Argentina SRL (2)
Compressco Holdings, LLC
Compressco International, LLC
Compressco Leasing, LLC
Compressco Netherlands Cooperatief U.A.(3)
Compressco Netherlands B.V.
Compressco Canada, Inc.
Compressco Mexico Investment I, LLC
Compressco Mexico Investment II, LLC
Compressco de Mexico S. de RL de C.V. (4)
Providence Natural Gas, LLC
Production Enhancement México, S.A. de C.V. (5)
TETRA Applied Holding Company
TETRA Applied Technologies, LLC
EPIC Diving & Marine Services, LLC
Maritech Resources, Inc.
T-Production Testing, LLC
TETRA Production Testing Services, LLC
TETRA Financial Services, Inc.
Kemax B.V. (6)
TETRA-Hamilton Frac Water Services, LLC
TETRA International Incorporated
Ahmad Albinali & TETRA Arabia Company Ltd. (LLC) (7)
TETRA de Argentina SRL (8)
TETRA de Mexico, S.A. de C.V. (9)
TETRA Foreign Investments, LLC
TETRA International Holdings, B.V.
TETRA Completion Services Holding B.V.
TETRA Completion Services B.V.
T-International Holdings C.V. (10)
TETRA Netherlands, B.V.
TETRA Chemicals Europe AB
TETRA Chemicals Europe OY
EMC2 S.r.l.
TETRA Egypt LLC (11)
TETRA Equipment (Labuan) Ltd.
ICL Oil Services Ltd
Well TETRA for Management Consulting LLC
TETRA Technologies Australia Pty Ltd.
TETRA Technologies de Mexico, S.A. de C.V. (12)
TETRA Technologies de Venezuela, S.A.
TETRA Technologies do Brasil, Limitada (13)
TETRA Technologies (U.K.) Limited
TETRA Technologies Nigeria Limited
TETRA International Employment Co. Ltd.
TETRA Medit Oil Services (Libya) (14)
TETRA Madeira Unipessoal Lda
TETRA (Thailand) Limited (15)
TETRA Yemen for Oilfield Services Co., Ltd.(16)
TETRA Micronutrients, Inc.
TETRA Process Services, L.C.
TSB Offshore, Inc.

(1)	73.8% owned by Compressco Partners GP Inc., 9.3% owned by TETRA International Incorporated, and 16.9% owned by public unitholders.
(2)	90% owned by Compressco Field Services International, LLC and 10% owned by Compressco International, LLC.
(3)	99% owned by Compressco Partners Operating, LLC and 1% owned by Compressco Holdings, LLC.
(4)	51% owned by Compressco Mexico Investment I, LLC and 49% owned by Compressco Mexico Investment II, LLC.
(5)	99.998% (49,999 shares) held by Providence Natural Gas, LLC and .002% (1 share) held by Compressco Netherlands B.V.
(6)	50.0025% owned by TETRA Financial Services, Inc. and 49.9975% owned by unrelated party; elected to be treated as a partnership for Federal tax purposes.
(7)	50% owned by TETRA International Incorporated and 50% owned by unrelated party.
(8)	90% owned by TETRA International Incorporated and 10% owned by TETRA Foreign Investments, LLC.
(9)	99.998% (49,999 shares) held by TETRA International Incorporated and .002% (1 share) held by TETRA Technologies, Inc.
(10)	96% owned by TETRA International Holdings, B.V. and 4% owned by TETRA International Incorporated.
(11)	99% owned by TETRA Netherlands BV and 1% owned by TETRA International Holdings, B.V.
(12)	99.998% (49,999 shares) held by TETRA International Incorporated and .002% (1 share) held by TETRA Technologies, Inc.
(13)	99.998% owned by TETRA International Incorporated and .002% owned by TETRA Technologies, Inc.
(14)	65% owned by TETRA International Incorporated and 35% owned by Mediterranean Oil Services.
(15)	98% owned by TETRA International Incorporated, 1% owned by TETRA Technologies, Inc. and 1% owned by TETRA Foreign Investments, LLC.
(16)	99% owned by TETRA International Incorporated and 1% owned by TETRA Foreign Investments, LLC.